EXHIBIT 99.1

Acology, Inc. Announces Completion of New Headquarters and Manufacturing Facility

Corona, CA, October 8, 2014 – Acology, Inc. (OTCQB: ACOL), maker of the first-ever polypropylene (PP) airtight, watertight, smell-proof medical grade container with built-in grinder, announced today that the Company has begun transitioning into its newly completed headquarters and manufacturing facility in Corona, CA. The key benefit for customers is the expanded manufacturing and shipping areas, allowing for increased volume and efficiency.

The newly-remodeled 10,000 square foot warehouse and office complex features state-of-the-art customer service electronics, data processing and shipping processes that will enable customers to order and receive Acology products quickly and efficiently. Acology is consolidating all of its executive office space, sales staff, manufacturing, R&D, and fulfillment into its new facility. The move is expected to provide expansion capacity to support the Company's global growth strategy.

Chief Executive Officer Curtis Fairbrother stated, “We are beginning to transition our operational activities, which include production, warehousing, a customer service center, an R&D lab, as well as our executive headquarters into our new location, and we expect to have completed our move through October.”

For more information on Acology, Inc.: www.acologyinc.com

For more information on the Medtainer: www.medtainer.com

About Acology Inc.

Acology, Inc. is a revolutionary bottle design, manufacturing, branding and sales company bringing to the forefront the first-ever polypropylene (PP) airtight, watertight, smell-proof delivery and storage system with a built-in grinding component. Acology containers give consumers the ability to easily store, carry and consume herbal remedies, pharmaceutical, teas and any other solid or liquid content. Because Acology Inc. adheres so closely to the rigid compliance standards of the medical industry it can provide the medical professional with the ability to store, mix and distribute medications in solid form without the fear of cross-contamination.

Safe Harbor Statement

This Press Release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "potential" and similar expressions. These statements reflect the Company’s current beliefs and are based upon information currently available to it. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.